EXECUTION VERSION

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

First Amendment, dated as of October 2, 2008 (the "First Amendment"), to the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of August 14, 2001, by and among Cascade Investment, L.L.C., a Washington limited liability company (the "Investor") and GAMCO Investors, Inc., a New York corporation formerly known as Gabelli Asset Management Inc. (the "Company").

RECITALS

A.           Investor is the holder of several convertible promissory notes due August 14, 2011 which collectively have an aggregate principal amount of $40 million (collectively, the "2011 Notes") and were issued pursuant to a Note Purchase Agreement, dated as of August 10, 2001, by and among the Company, the Investor, Mario J. Gabelli and GGCP, Inc., as amended. The 2011 Notes are convertible into shares of Class A Common Stock, par value $0.001 per share (such shares and any other securities issued or distributed with respect to, or in exchange for, such shares pursuant to any reclassification, merger or other transaction, the "Class A Common Stock"), of the Company on the terms and conditions set forth in the 2011 Notes.

B.           Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, a $60 million convertible promissory note due October 2, 2018 (the "2018 Note") pursuant to a Note Purchase Agreement, dated as of October 2, 2008, by and among the Company, the Investor, Mario J. Gabelli and GGCP, Inc. (the "Purchase Agreement").  The 2018 Note is convertible into shares of Class A Common Stock of the Company on the terms and conditions set forth in the 2018 Note.

C.           The parties hereto desire to amend the Registration Rights Agreement in the manner set forth below.

D.           Except as amended below, the Registration Rights Agreement shall remain in full force and effect as it was prior to this First Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Amendment of the Registration Rights Agreement.

1.1 Notes.  The following definitions are  hereby inserted alphabetically in Section 2.1 of the Registration Rights Agreement to read as follows:

2011 Notes.  The term "2011 Notes" means: The convertible promissory notes due August 14, 2011 issued pursuant to a Note Purchase Agreement, dated as of August 10, 2001, by and among the Company, the Investor, Mario J. Gabelli and GGCP, Inc., as amended.

2018 Note.  The term "2018 Note" means: The $60 million convertible promissory note due October 2, 2018 pursuant to a Note Purchase Agreement, dated as of October 2, 2008, by and among the Company, the Investor, Mario J. Gabelli and GGCP, Inc., as amended.

Notes.  The term "Notes" means: The 2011 Notes and the 2018 Note.

1.2 Registrable Securities.  The definition of "Registrable Securities" is hereby amended in its entirety to read as follows:

Registrable Securities.  The term "Registrable Securities" means: (a) the Class A Common Stock or other securities issuable upon conversion of the 2011 Note or the 2018 Note, (b) any securities (including Class A Common Stock) issued or distributed with respect to, or in exchange for, the 2011 Note or the 2018 Note, or such Class A Common Stock pursuant to any reclassification, merger, consolidation, reorganization or other transaction ("Other Securities") or upon conversion, exercise or exchange of Other Securities and (c) any securities issued or distributed with respect to, or in exchange for, Other Securities (whether directly or indirectly through a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or upon conversion, exercise or exchange of Other Securities, in each case other than Unrestricted Securities.

1.3 Unrestricted Security.  The definition of "Unrestricted Security" is hereby amended in its entirety to read as follows:

Unrestricted Security. The term "Unrestricted Security" means any Registrable Security that (i) has been effectively registered under the Securities Act, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances in which such Registrable Securities become freely transferable under the Securities Act and any legend relating to restrictions on transfer under the Securities Act is removed, (iii) is transferable pursuant to the last sentence of paragraph (b)(1)(i) of Rule 144 under the Securities Act (or any successor provision thereto) or (iv) has otherwise been transferred and a new security not subject to transfer restrictions under the Securities Act has been delivered upon such transfer by or on behalf of the Company.

1.4 References Generally.  References in Sections 1.1(c), 1.1(e), 3.1 and 3.3 of the Registration Rights Agreement to "the Note" shall be deemed to be references to "any Note". The  last sentence of Section 3.3 shall be deleted and replaced in its entirety with the following: “In the event Investor transfers or assigns any Note in whole, but not in part, to a Person not an affiliate (as defined in Rule 405 under the 1933 Act) then solely with respect to that Note: (a) this Agreement shall be governed by and construed in accordance with the laws of the State of New York, and (b) the consent to jurisdiction in the State of Washington stated above is hereby revoked.” The reference to "the Note" in the definition of "Registrable Securities Then Outstanding" in Section 2.1 and Section 3.10 of the Registration Rights Agreement shall be deemed to be a reference to "the Notes". Any indirect references to the Note such as "hereunder," "hereby," "herein" and "hereof" shall be deemed to be references to "any Note" or "the Notes" as the context requires.

1.5 Demand Registration.  Section 2.2(c) of the Registration Rights Agreement is hereby amended in its entirety to read as follows: “Maximum Number of Demand Registrations.  The Company is obligated to effect not more than six (6) such Registrations in total during the effectiveness of this Agreement pursuant to this Section 2.2.”

1.6 Registration. Section 2.4(b)(i) of the Registration Rights Agreement is hereby amended by changing the number “180” in clause (i) of the last sentence thereof to “360”.

1.7 Termination of the Company’s Obligations. Section 2.8 of the Registration Rights Agreement is hereby amended by changing the phrase “more than twelve (12) years after the date of this Agreement” in clause (i) of such Section to “after October 2, 2018”.

1.8 Notice.   The following information is hereby added to Section 3.6 with respect to notices to the be sent to the Investor: “With copy to the same address, Attn: General Counsel, Facsimile: (425) 803-0459.”

2.	Miscellaneous.

2.1 Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.10, 3.11 and 3.12 of the Registration Rights Agreement are incorporated herein by reference, mutandis mutandi, with all references therein to the Agreement being changed to refer to the Agreement as amended by this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Registration Rights Agreement as of the date and year first above written.

GAMCO INVESTORS, INC.,

a New York corporation

By:    /s/  Douglas R. Jamieson

Name:  Douglas R. Jamieson

Title: President and Chief Operating Officer

CASCADE INVESTMENT, L.L.C.,

a Washington limited liability company

By:    /s/ Michael Larson

Name: Michael Larson

Title: Business Manager